AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________________, 2000
====================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         POWER SAVE INTERNATIONAL, INC.

                 (Name of Small Business Issuer in Its Charter)

NEVADA                           3629                         88-0227424
(State or Other           (Primary Standard Industrial      (I.R.S. Employer
Jurisdiction of            Classification Code Number)      Identification No.)
Incorporation or
Organization)

                                5800 NW 64 Avenue

                                Building 26 #109

                             Tamarac, Florida 33319

                                 (954) 722-1615

                                  -----------
                              --------------------
                             Scott Balmer, Chairman

                         POWER SAVE INTERNATIONAL, INC.

                                5800 NW 64 Avenue

                                Building 26 #109

                             Tamarac, Florida 33319

            (Name, Address and Telephone Number of Agent For Service)

                                  -----------
                          COPIES OF COMMUNICATIONS TO:

                    State Agent and Transfer Syndicate, Inc.

                   Attention: Jed Block, phone (775) 882-1013

                       318 North Carson Street, Suite 214

                              Carson City, NV 89701

                                   ----------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================

                                   Proposed          Proposed
                     Amount to     Maximum           Maximum      Registration
Title of Each        Be            Offering Price    Aggregate    Fee
Class of Securities  Registered    Per Security    Offering Price
to be Registered

Common Stock, par

Value $.03 per share  1,000,000     $5.00           $5,000,000     $1,390


       Includes no shares of Common Stock which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Subject to Completion dated _________

Power Save International, Inc.

               1,000,000 shares of Common Stock at $5.00 per share

Power Save International, Inc., (the "Company") hereby offers up to 1,000,000 shares of the Company's Common Stock (the "Shares") at an offering price of $5.00 per Share (the "Offering"). The offering price has been arbitrarily determined solely by the Company. The Offering will begin on the date of this Offering Circular and continue until the Company has sold all of the shares offered hereby or such earlier date as the Company may close or terminate the Offering, no later than ___________, 2001. A minimum of 100,000 shares totaling $500,000 must be sold to release funds from escrow. The subscriber's funds will be promptly returned with interest if the minimum is not achieved by the escrow date of _________, 2001. No plans for exchange listing have been made. The shares are offered only by the Underwriter and no officers, directors or employees sell the shares. The Company intends to apply for listing on the NASDAQ OTC Bulletin Board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR ANY OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREBY ARE EXEMPT FROM REGISTRATION.

THIS OFFERING HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OF A LIMITED NUMBER OF STATES, AND THE SHARES OFFERED HEREBY MAY BE SOLD ONLY IN THOSE STATES. SUCH REGISTRATIONS, HOWEVER, DO NOT CONSTITUTE AN ENDORSEMENT OR APPROVAL BY ANY PARTICULAR STATE SECURITIES COMMISSION OF ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING. NO STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING CIRCULAR OR ANY OTHER SELLING LITERATURE.

THIS OFFERING INVOLVES  SUBSTANTIAL RISKS (SEE "RISK FACTORS"  BEGINNING ON PAGE
3) AND SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.



                                        Offering       Underwriting Commissions        Proceeds to the Company

                                      Price



  ----------------------------------- --------------- ------------------------------ -------------------------------

  Per share                                                              $0.25                      $4.75
                                         $5.00

  ----------------------------------- --------------- ------------------------------ -------------------------------

  Total Minimum (escrow)                 $500,000                       $ 25,000                    $475,000
  ----------------------------------- --------------- ------------------------------ -------------------------------

  Total Maximum                        $5,000,000                       $250,000                    $4,750,000  (1) (2)


[FN]
(1)Three Arrows Capital Corp. has also received a warrant to purchase up to 66,666 shares of Common Stock at the Offering Price. See "Plan of Distribution."

[FN]
(2)Before deduction of offering expenses previously paid by the Company of $18,500 and a consulting fee paid to Three Arrows Capital Corp. of $9,950.

                           THREE ARROWS CAPITAL CORP.

                               ____________, 2000

A graphical representation of the Company's products and how they operate.

                            OFFERING CIRCULAR SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the Financial Statements and Notes thereto and the Glossary appearing elsewhere in this Offering Circular. Investors should carefully consider the risk factors related to the purchase of Common Stock of the Company. See "Risk Factors."

Our Business

         PSI designs, manufactures, sells/leases and finances fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric cogenerating plants for the more than 2 million U.S. small businesses that have been excluded from the benefits of utility deregulation. We provide equipment that can provide typical savings of 20% to 50% on annual utility bills for HVAC (heating, ventilating, air conditioning) with no out of pocket costs on a convenient rental or lease/purchase. With usual utility backup, our clients have redundant and secure power supplies at less cost than their dependent neighbors. Our natural gas-fired individual unit system sales range from $75,000 to $125,000, with turnkey retrofits ranging between $125,000 and $500,000. Most competition for cogeneration systems has focused on large-scale industrial users, permitting PSI to concentrate on a huge and attractive model for small business with enviable margins. The energy efficiency of cogeneration systems is approximately twice that of conventional generation. The nitrogen oxide emissions that result from cogeneration are often ten times less than conventional electrical generation.

         We have more than thirty years of development and installation experience and intend to develop a national market for our proven technology. Our original demonstration test site model (PSA-120) system was installed in 1995 in Mamaroneck, NY and continues to meet or exceed the customer's expectations. Our latest PSI-70/50 Combo system is presently being completed in a commercial office building in Rochester, New York. The PSI systems are built in a proprietary manner, sold outright and/or operated on a turnkey basis as the PSI Combo package of cogeneration technology. Our expansion will be created through a combination of advertising in the national trade magazines for outright sales, and direct sales representatives in selected areas for the sale/lease of units. We also intend to acquire suitable HVAC companies that will permit a rapid conversion of existing customer bases to our units, thought we have no targeted acquisitions at the present time.

The Company

         For a detailed description of our business strategy, see "Business--Business Strategy." We were incorporated in Nevada on May 8, 1987. Our principal executive offices are located at 5800 NW 64 Avenue, Bldg. 26, #109, Tamarac, FL 33319. Our telephone number is (954) 722-1615 and the fax number is (954) 722-6417. E-mail is addressed powersav@mediaone.net and the Website is www.power-save.net.

The Offering



Shares offered by the Company .........................    1,000,000
Shares outstanding after the Offering ..................   7,414,149
Use of proceeds ........................................   The Company intends to use the net proceeds from
                                                           the Offering for: (i) marketing and advertising, (ii)
                                                           development of new applications, and (iii) equipment and
                                                           inventory. See "Use of Proceeds."
Minimum/maximum.........................................   The Company is offering a minimum of 100,000 shares
                                                           to break escrow and a maximum of 1,000,000 shares.  If
                                                           the Company returns funds interest will be paid.

         Potential investors should carefully consider the risk factors relating to the Company described in the "Risk Factors" section of this Offering Circular before making an investment decision with respect to the securities offered hereby.

                             Summary Financial Data

                            (As of December 31, 1999)

                               Balance Sheet Data


                                                 1997                  1998       December 31, 1999
                                                 ----                  ----       -----------------

Cash & Cash Equivalents,                           $1,041             $3,527             $53,227
Current Assets ...................                  1,041              3,527             973,625
Total Assets .......................           10,295,672              3,973             976,000
Current Liabilities ..............                155,506            144,250             220,809
Total Shareholders' Equity (deficit)          $10,140,166           (140,277)           $755,191


                                Income Statement

                                              1997            1998       December 31, 1999
                                              ----            ----       -----------------

Revenue...................................  $36,119          $5,041            $69,986
Cost of Sales..........................       9,449             589             67,261
Operating Expenses ....................      68,547          63,895             62,163
Other Income (Expenses) ................     -             (221,000)            11,701
Net Ordinary Income (Loss).............    $(41,877)      $(280,443)          $(47,737)


                                  RISK FACTORS

         You should carefully consider the following risks and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, prospects, results of operations or financial condition could be harmed. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below and elsewhere in this prospectus.

We have a going concern issue

         Our auditors have expressed reservations concerning our ability to continue as a going concern. The auditors state: "As discussed in Notes 3 and 4 [financial statements], the Company is in the development stage and has sustained significant losses from inception to date and there is no assurance that the Company can realize sufficient revenues from its products and services to attain profitable operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters is also discussed in Note 3 and 4. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

(See "Financial Statements.")

We have incurred losses for the last several years

         As of December 31, 1999, we had an accumulated deficit of ($1,052,108) and we have incurred net losses of ($1,279,064) from inception of the Company through December 31, 1999. We have not achieved profitability and expect to continue to incur net losses until we can produce sufficient revenues to cover our costs. Even if we achieve our objectives of significant sales and profitability in the year 2000, we may be unable to sustain or increase our profitability in the future. (See "Selected Historical Financial Data.")

We may be unable to raise additional capital to complete our product development and commercialization plans

         Our product distribution schedule could be delayed if we are unable to fund our marketing capabilities. We expect that the net proceeds of this offering, together with the proceeds from our issuance of shares and all other existing sources of capital, will be sufficient to fund our activities through the end of 2001. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us, to pursue all of our marketing plans through the mass-market stage. (See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".)

Our systems have not been extensively tested in the marketplace and investors have limited information upon which to judge.

         We have been a development stage company for some period of time and our current product line has had very limited sales and commercial testing. We have little relevant financial or market data associated with our company. Accordingly, there is only a limited basis upon which you can evaluate our business and prospects. An investor in our common stock should consider the challenges, expenses and difficulties that we will face as a development stage company seeking to manufacture and distribute a new product. (See "Business" and "Financial Statements.")

A mass market for smaller cogeneration systems may never develop or may take longer to develop than we anticipate

         A mass market may never develop for our systems, or may develop more slowly than we anticipate. Cogeneration systems for small business use represent an emerging market, and we do not know whether our targeted distribution method will be successful, if distributors will want to sell them or whether end-users will want to use them. If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and may be unable to achieve profitability. (See "Business.") The development of a mass market for our systems may be impacted by many factors, some of which are out of our control, including:

o the cost competitiveness of cogeneration systems;
o the future costs of natural gas,  propane and other fuels used by our systems;
o consumer reluctance to try a new product; o consumer perceptions of our systems' safety; o regulatory requirements; and o the emergence of newer, more competitive technologies and products.

We have limited experience manufacturing cogeneration systems on a commercial basis

         To date, we have focused primarily on research and development and have little experience manufacturing cogeneration systems for the small business market on a commercial basis. We are also relying on contractors to outsource the production of our systems. Even if we are successful in developing effective manufacturing capability and processes on an outsourced basis, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our distributors or customers. (See "Business--Manufacturing".)

We are dependent on third party suppliers for the development and supply of key components for our products

         While we have recently entered into relationships with some suppliers, we do not know when or whether such relationships will continue to be on terms that will allow us to achieve our objectives. Failure to secure such satisfactory relationships could harm our business, prospects, results of operations, or financial condition. Once we establish relationships with third party suppliers, we will rely on them to provide components for our systems. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could harm our ability to outsource manufacture our systems. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers. (See "Business.")

We face intense competition and may be unable to compete successfully

         The markets for electricity are intensely competitive. There are many companies engaged in all areas of traditional and alternative electric power generation in the United States, Canada and abroad, including, among others, major electric, oil, chemical, natural gas, and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do. (See "Business--Competition.")

Alternatives to our technology could render our systems obsolete

         Our system is one of a number of alternative energy products being developed today as supplements to the electric grid that have potential residential applications, including fuel cells, solar power and wind power, and other types of cogeneration technologies. Improvements are also being made to the existing electric transmission system. Technological advances in alternative energy products, improvements in the electric grid or other fuel cell technologies may render our systems obsolete. (See "Business.")

Changes in government regulations and electric utility industry restructuring may affect demand for our systems

         The market for electricity generation products is heavily influenced by federal and state governmental regulations and policies concerning the electric utility industry. The loosening of current regulatory standards could deter further investment in the research and development of alternative energy sources and could result in a significant reduction in the potential market demand for our products. We cannot predict how the deregulation and restructuring of the industry will affect the market for small business cogeneration systems. (See "Business".)

We may have difficulty managing the expansion of our operations

         We expect to undergo rapid growth in the number of our employees, the size of our physical plant and the scope of our operations. Such rapid expansion is likely to place a significant strain on our senior management team and other resources. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations or financial condition. (See "Management.")

We may not be able to protect important intellectual property

         Our ability to compete effectively against other cogeneration companies will depend, in part, on our ability to protect our proprietary technology, systems designs and manufacturing processes. Much of our products and processes are in the public domain. We do not know in the case of any patents that may be issued in the future, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if patents are issued and are sufficiently broad, they may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

         Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the sale of our systems.

         We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could harm our business, prospects, results of operations or financial condition. (See "Business--Intellectual Property".)

Our existing stockholders will control all matters requiring a stockholder vote

         Upon the completion of this offering, our principal stockholders will retain approximately 87% of our outstanding stock. If all of these stockholders were to vote together as a group, they would have the ability to exert significant influence over our Board of Directors and its policies. For instance, these stockholders would be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. (See "Principal Stockholders" and "Description of Capital Stock".)

We may be unable to attract or retain key personnel

         We have attracted a highly skilled management team, technical specialists and marketing professionals. Based on our planned expansion, we will require a significant increase in the number of our employees and outside contractors. Our future success, therefore, will depend, in part, on attracting and retaining additional qualified management and technical personnel. We do not know whether we will be successful in hiring or retaining qualified personnel. Our inability to hire qualified personnel on a timely basis, or the departure of key employees, could harm our expansion plans. (See "Management.")

Our stock price is likely to be highly volatile

         The stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our common stock to decline, perhaps substantially, following this offering, including: (a) failure to meet our marketing milestones; (b) demand for our common stock; (c) revenues and operating results failing to meet expectations of investors; (d) changes in general market conditions; (e) technological innovations by competitors or in competing technologies; (f) investor perception of our industry or our prospects; or (g) general technology or economic trends.

         In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in a securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm our business, prospects, results of operations, or financial condition. (See "Financial Statements.")

Provisions of Nevada law and of our charter and by-laws may make a takeover more difficult

         Provisions in our certificate of incorporation and by-laws and in the Nevada corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We also have a staggered Board of Directors, which makes it difficult for stockholders to change the composition of the Board of Directors in any one-year. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and Board of Directors. (See "Description of Capital Stock".)

Future sales of our common stock could adversely affect our stock price

              Substantial sales of our common stock in the public market following this offering, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. After this offering, we will have 7,414,149 shares of common stock outstanding. Of these shares, the 1,000,000 shares sold in this offering will be freely tradable. The remaining 6,414,149 shares are subject to one-year lock-up agreements. At the Company's discretion 6,414,149 shares will generally be available for sale in the public market one-year after the date of this prospectus. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities. (See "Underwriting" and "Shares Eligible for Future Sale".)

We will have broad discretion as to the use of the net proceeds from this offering

         Our Board of Directors and our management will have broad discretion over the use of the net proceeds of this offering. Investors will be relying on the judgment of our Board of Directors and our management regarding the application of the net proceeds of this offering. (See "Use of Proceeds".)

We do not intend to pay dividends

         We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our earnings, if any, for future growth and, therefore, do not anticipate paying any dividends in the foreseeable future. (See "Dividend Policy".)

Lack of significant trademark, patent and service mark protection.

         To the extent that our business becomes associated with our trademarks and service marks such that significant value is attached to such property, the failure to protect such property could have a material adverse effect upon our business, operating results and financial condition. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate to deter misappropriation or that we will be able, or will have the financial capacity, to deter unauthorized use and take appropriate steps to enforce its rights. Any such required action, regardless of the outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and financial condition. (See "Business.")

Our security pricing has not been made on conventional valuation assumptions.

         The Offering price of the Shares has been determined based on an estimate by management of our earnings potential over the next five years. Management makes no representations that we will generate such earnings and there can be no assurance as to when we will generate revenues and earnings, if ever. The Offering price does not reflect our asset value, net worth, present earnings, cash flow or any other established criteria of value. The Offering price of the Shares may or may not be an indication of their present value or the value of us or their future value or the future value of us. The capital requirements estimated by management are based on a series of internal projections of revenues and expenses prepared by management and are subject to the inherent limitations associated with making financial forecasts. (See "Financial Statements.")

Illiquidity--Lack of Market for Company Securities.

         At the present time, there is no public market for the Company's Common Stock, nor can there be any guarantee that such a market will develop, or if developed, will be sustained. Investors should consider the purchase of Shares to be a long-term investment. (See "Plan of Distribution.")

Limits of Insiders' Liability to the Company and its Stockholders.

         The Certificate of Incorporation and our Bylaws limit the liability of the Board of Directors and Officers of the Company for errors in judgment and other acts or omissions. Our Bylaws also provide for indemnification of the Directors and Officers for certain liabilities they may incur. As a result, stockholders will have limited rights of action against the Directors and Officers.

(See "Limitations on Directors' Liability and Indemnification of Directors and Officers.")

Immediate and Substantial Dilution.

              The Offering price is substantially higher than the pro forma book value per outstanding ordinary share. Based upon the Offering price of $5.00 per share, investors purchasing Shares in the Offering will incur immediate and substantial dilution of $4.81 per share on a minimum Offering and $4.26 on a maximum Offering. This amounts to 96% on a minimum Offering and 85% on a maximum Offering. (See "Capitalization.")

Risk of Uninsured Losses.

         We will carry commercial, general liability insurance and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and workers compensation insurance if necessary and available. There may be risks that are uninsurable or not insurable on terms that the Company believes to be economic. In addition, losses may exceed amounts of the policies. (See "Financial Statements.")

Our business may become subject to future government regulation

         We do not believe that we will be subject to existing federal and state regulatory commissions governing traditional electric utilities and other regulated entities. We do believe that our product and its installation will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. Such regulation may depend, in part, upon whether a system is placed outside or inside a building. At this time, we do not know which jurisdictions, if any, will impose regulations upon our product. We also do not know the extent to which any existing or new regulations may impact our ability to distribute, install and service our product. Once our product becomes more widely distributed federal, state or local government entities or competitors may seek to impose regulations. Any new government regulation of our product, whether at the federal, state or local level, may harm our business, prospects, results of operations, or financial condition.

         The Company is subject to a variety of governmental jurisdictions and numerous regulations that stem from normal commercial activities. The Company cannot predict the extent to which its revenues and operations will be affected by changes in specifications and safety codes for the industry or restrictions on any of its products imposed by government agencies. (See "Business.")

Limited State Registration.

         These securities are not registered in states other than those indicated in this Offering Circular. Subsequent sale and transfer to residents of various states may be required to be made only pursuant to registration or an exemption from registration in the transferee's state. (See "Plan of Distribution.")

Special Notice Regarding Forward-Looking Statements.

          Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our expectations about our future performance, contain projections of our future operating results of our future financial condition, or state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this prospectus, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risks factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of 1,000,000 Shares of Common Stock offered by the Company hereby, after deducting commissions and estimated Offering expenses payable by the Company, are estimated to be approximately $4,722,500 if the maximum number of Shares are sold and $450,000 if the minimum number of Shares are sold.

         The following table sets forth the Company's anticipated use of the proceeds of this Offering.


------------------------------------------------------------------------------------------------------------
                                If  Minimum  Sold                    If  Maximum Sold
                                    Amount                  Percent      Amount                Percent
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
 Total Proceeds:                         $500,000               100%         $5,000,000                100%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

Less Offering Expenses:
 Commissions                              $25,000               5.0%           $250,000                5.0%
 Legal & Accounting Fees                    4,500                .9%              4,500                 .1%
 Copying & Advertising                      4,000                .8%              4,000                 .1%
 Filing Fees                               16,000               3.2%             16,000                 .3%
 Postage                                      500                .1%              3,000                 .1%
Net Proceeds of Offering                 $450,000              90.0%         $4,722,500               94.4%
--------------------------------------------------
                                                  ----------------------------------------------------------
Use of Net Proceeds:
o Rent, Utilities, Leases                 $58,200              12.9%           $116,400                2.4%
o Payroll:
   o  Administrative                      160,000              35.6%            320,000                6.8%
   o  Professional                         75,675              16.8%            351,350                7.4%
o Insurance                                14,500               3.2%             29,000                 .6%
o Equipment Purchase/Lease                 14,600               3.2%             43,800                 .9%
  Inventory/Lease                          31,025               6.9%          2,689,950               57.0%
Financing                                  46,000              10.3%            720,000               15.2%
o Advertising/Marketing                    10,000               2.2%             10,000                 .2%
   o  Corporate Website                    40,000               8.9%            450,000                9.5%
o Working Capital                        $450,000             100.0%         $4,722,500              100.0%
  Total Use of Net Proceeds


NOTE: AFTER REVIEWING THE PORTION OF THE OFFERING ALLOCATED TO THE PAYMENT OF OFFERING EXPENSES, AND TO THE IMMEDIATE PAYMENT TO MANAGEMENT AND PROMOTERS OF ANY FEES, REIMBURSEMENTS, PAST SALARIES, OR SIMILAR PAYMENTS, A POTENTIAL INVESTOR SHOULD CONSIDER WHETHER THE REMAINING PORTION OF HIS INVESTMENT, WHICH WOULD BE THAT PART AVAILABLE FOR FUTURE DEVELOPMENT OF THE COMPANY'S BUSINESS AND OPERATIONS, WOULD BE ADEQUATE.

         If required, we will seek additional sources of funds to include equipment leasing, equity financing, commercial bank loans and private investors. There can be no assurances that we will be eligible for such loans or that private financing will be available to us.

         We currently have 1 full time employee (as of March 22, 2000), and others serve on an as needed basis, and are currently uncompensated. We will expand that number in response to the pace of our development and subject to the availability of funds from the proceeds of this Offering and other sources. The Company anticipates hiring added personnel as the Offering progresses. Payroll taxes will be incurred by the Company and are included in the estimates for payroll above. Except as detailed under "Material Agreements," all salaries, bonuses and reimbursements are subject to Company earnings and finances.

         Payroll is divided into administrative and professional personnel as a function of the general nature of the duties performed. Administrative personnel are categorized as staff (payroll, human resources, secretarial, clerical, etc.) while professional personnel are categorized as engineers and managers.

         If the Company successfully completes the sale of the Shares, even if just the minimum is raised, management does not anticipate any cash flow or liquidity problem for its planned operations. The Company is not in default or in breach of any debenture indebtedness or financing arrangement. The Company has no collective bargaining agreements. However, it may be confronted with such issues as it develops its workforce.

         With the exception of normal operating revenues, no material amounts of funds from sources other than this Offering are expected to be used in conjunction with the proceeds from this Offering. No portion of the proceeds will be used to reimburse an officer, director and principal stockholder for services already rendered, assets previously transferred, or moneys loaned or advanced. The amount shown as advances from shareholders in the financial statements at December 31, 1999 were paid in full in February 2000. The Company does not anticipate any liquidity problems in the next 12 months and will not be in default or in breach of any note, loan, lease or other indebtedness or financing (See below and "Risk Factors").

              Differences in estimated expenses for filing fees, legal and accounting, etc., between the amounts required under a minimum offering and those required under a maximum offering reflect the anticipated greater number of state registrations that would be required for larger sales throughout the offering period. Such registrations would only be secured as a function of the Company's experience with the Offering.

             If the Company realizes less than the maximum amount from this offering the Company intends to prioritize its fund uses as follows:

1.       Personnel
2.       Advertising/Marketing
3.       Equipment Purchase/Lease
4.       Rent, Utilities, Leases
5.       Training of Employees
6.       Corporate Website
7.       Working Capital
8.       Insurance

              The Company has no plans or intentions to acquire any assets from officers, directors or principal stockholders.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of December 31, 1999 and as adjusted to give effect to the sale of 100,000 shares of Common Stock (assuming the minimum number of Shares offered hereby are sold) and the sale of 1,000,000 shares (assuming the maximum number of Shares offered hereby are sold) and the application of the estimated net proceeds therefrom, assuming an Offering price at $5.00 per share for the Common Stock. This table should be considered together with our financial statements included elsewhere in this prospectus. No stock splits, stock dividends, or other forms of re-capitalization are planned at this time. See "Use of Proceeds."

Amount Outstanding
As of December 31, 1999

                                                                 Prior to Offering       Minimum            Maximum

Debt:                                                                $220,809            $220,809          $220,809*

Stockholder's equity:
    Preferred stock, par value of $.03 per share;
    50,000,000 authorized; 296,300 shares
    issued and outstanding.                                             8,889               8,889             8,889
Common stock, $.03 par value; 50,000,000
    shares authorized; 6,414,149 shares issued
    and outstanding.                                                  192,425              195,425          222,425
Additional paid-in capital                                          1,493,581            1,954,581        6,195,081
Deficit accumulated during development                             (1,278,764)          (1,278,764)      (1,278,764)
Accumulated other comprehensive income                                339,060              339,060          339,060
    Total stockholders' equity                                        755,191            1,219,191        5,486,691

Total Liabilities & Stockholders' Equity                             $976,000           $1,440,000       $5,707,500


   *This debt was paid in full in February 2000.

                                 DIVIDEND POLICY

         The Company has not declared or paid any cash dividends on the Common Stock since its inception. The Company currently anticipates that all of its earnings will be retained in the immediate future for development and expansion of the Company's business. No declaration or payment of any cash dividend is anticipated in the foreseeable future.

                                    DILUTION

         Purchasers of the Common Stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of their Common Stock from the Offering price. The net tangible book value of the Company as of December 31, 1999 was $1,219,191 or $0.12 per Share of Common Stock. Net tangible book value per share represents the amount of the Company's tangible net worth divided by the total number of shares of Common Stock outstanding as of December 31, 1999. After giving effect to the sale of 1,000,000 shares of Common Stock by the Company in the Offering and the application of the net proceeds therefrom (assuming the maximum Offering is subscribed and after deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company), the pro forma net tangible book value of the Company as of December 31, 1999 would have been $5,486,691 or $0.74 per Share of Common Stock. This represents an immediate increase in net tangible book value of $0.62 per Share to existing shareholders and an immediate dilution of $4.26 per Share to purchasers of Shares in this Offering on a maximum basis (85%) and $4.81 on a minimum basis (96%). The following table illustrates the per Share dilution:


Offering price: $5.00                                                  Minimum         Maximum
                                                                      ---------       ---------

Net tangible book value per common share before the Offering           $0.12            $0.12
  Increase attributable to new investors                                 .07              .62
Pro forma net tangible book value per share after the Offering           .19              .74
Dilution in net tangible book value per share to new investors         $4.81            $4.26

         The following table sets forth a comparison as of December 31, 1999 of the number of shares of Common Stock acquired by current shareholders from the Company, the total consideration paid for such shares of Common Stock and the average price per share paid by such current shareholders and to be paid by the prospective purchasers of the Shares (based upon an offering price of $5.00

                           Shares Purchased                   Consideration             Avg. Cash Price
                           Number            Percent          Amount          Percent        Per Share

Existing shareholders      6,414,149          86.5%             $297,348        5.6%          $0.05
New investors              1,000,000          13.5%           $5,000,000       94.4%          $5.00
Total                      7,414,149         100.0%           $5,000,002      100.0%

         The Offering price of the Shares has been determined based on an estimate by management of the Company's earnings potential over the next five years. Management makes no representations that the Company will generate such earnings and there can be no assurance as to when the Company will generate revenues and earnings, if ever. The Offering price is arbitrary and does not reflect the Company's asset value, net worth, present earnings, cash flow or any other established criteria of value. The Offering price of the Shares may or may not be an indication of their present value or the value of the Company or their future value or the future value of the Company.

                                PLAN OF OPERATION

         The following plan of operation of the Company should be read in conjunction with The Use of Proceeds included elsewhere in this Prospectus. This plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under Risk Factors and elsewhere in this prospectus.

         The Company is a development stage Company, which intends to become a leading (OEM) Original Equipment Manufacturer, owner and leaser of engine driven, air conditioning, refrigeration, heat recovery and electric generating systems for the commercial and industrial marketplace. Since its inception, the Company's operations have been limited to developing the concepts, the marketing program and the basic mechanical modules, and raising needed capital.

         As shown in the Use of Proceeds section, a large percentage of the funds raised will be for inventory of components, finished goods and systems site lease financing.

         The Company has determined that there are 20 states where the difference between the cost of natural gas as opposed to the cost of electricity create a favorable economic situation for the placement of the PSI systems.

         The states are as follows: New York, Vermont, New Jersey, New Hampshire, Massachusetts, Connecticut, Nevada, Missouri, Rhode Island, Pennsylvania, Kansas, California, Ohio, Arizona, Missouri, New Mexico, Mississippi, Illinois, Michigan, Louisiana.

         Upon completion of the Offering, PSI will commence with a marketing program, which encompasses, advertisements in the trade magazines backed up by recruiting qualified Systems Sales Engineers for each of these marketing areas.

         Additionally, in order to have the product available for placement at sites and eliminate long lead times, PSI will order and stock sufficient components to have 10 Basic System Modules on hand as finished goods.

         The bulk of the systems as installed will be owned by PSI and leased to the sites for a ten-year period of time on a guaranteed savings basis.

             Placement of the systems on that basis will generate a continuous stream of positive revenue for PSI from site energy reductions over that ten-year period of time.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following tables present selected historical financial data for the years ended December 31, 1999 and 1998 and the period from (date of inception) through December 31, 1999. The balance sheet data as of December 31, 1999 and 1998 and the statement of operations data for the years ended December 31, 1999 and 1998 have been derived from financial statements (including those set forth elsewhere in this prospectus) that have been audited by David T. Thomson, P.C., independent accountants. The historical data for the period from inception through December 31, 1999 is derived from our unaudited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations for that period.


                                            Statements of Operations Data

                                                     Year Ended                    Inception Through
                                                     December 31,                 December 31,
                                                     ------------
                                                1999            1998                   1999
                                                ----            ----                   ----

Net Sales                                   $   69,986          $  5,041         $    587,581
Cost of Sales                                   67,261               589              352,207
Gross Profit(Loss)                               2,725             4,452              235,374
Total Operating Expenses                        62,163            63,895            1,305,139
(Loss) from Operations                         (59,438)          (59,443)          (1,069,765)
Net (Loss)                                     (47,737)         (280,443)          (1,279,064)
Basic and Diluted (Loss) Per Share          $     (.01)         $   (.04)
Basic and Diluted Weighted Average
  Number of Common Shares

  Outstanding                                                  6,414,149            6,414,149


                                            Balance Sheet Data

                                               December 31,

                                          1999              1998
                                          ----              ----

Cash                               $    53,227      $      3,527
Current Assets                         973,625             3,527
Total Assets                           976,000             3,973
Current Liabilities                    220,809           144,250
Stockholders' Equity (Deficiency)      755,191          (140,277)


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

         The Company was formed on May 8, 1987 to design, manufacture, sell/lease and finance fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric co-generation plants. Realizing that the Company needed operating capital to effectively execute its proposed business plan, the Company raised both cash and services through the issuance of the Company's stock $1,090,750 through December 31, 1998. These funds allowed the Company to stay in business and generate over $500,000 in gross sales. However, the Company's operating losses exceeded its gross revenues and capital raised by over $140,000 through December 31, 1998.

         On July 22, 1999 the Company was re-incorporated, whereby, the operations were transferred to the new corporation and the old parent company was sold to a new investor group to seek a new operation. As part of this reorganization, certain shareholders of the old corporation transferred their common stock of the old corporation into the newly re-incorporated entity. As a result of this reorganization, the Company now has working capital of over $750,000 and a positive shareholders' equity over $755,000.

         Even though the Company still has a going concern issue, the Company believes with the successful completion of the offering and with the new working capital it has obtained, it will be successful in generating sufficient revenues in the future to sustain current operations.

         The Company operates in a very competitive environment often competing for the same customers where larger more established and well-capitalized companies exist. Additionally, the Company prior to 1999 did not have the personnel or finances to be competitive in its current market.

         Typically, the systems the Company sells outright require a fifty percent deposit up front, with forty percent upon shipment of the system. The remaining ten percent is due upon the equipment functioning properly on startup. Turnkey installations of the systems, at commercial and industrial sites, are made on a long-term 10-year lease from PSI with full maintenance and service. The system is owned by PSI and produces a continuous stream of positive cash-flow to PSI for 10 years from the reduction in utility costs

         In the past, the Company has not had the ability to finance, engineer, or market its equipment properly. However, with the current funds and the funding from the offering, the Company believes it will become competitive within its market and generate sufficient revenues to allow the Company to obtain profits from its operations.

Liquidity

         During 1999, the Company, as discussed above, re-capitalized itself with the issuance of preferred stock for certain marketable securities.

         The Company has been selling a certain number of these securities on a daily basis converting its investment to cash. Since December 31, 1999, the stock has appreciated in value and the Company expects to generate sufficient liquidity from the stock sales to maintain its current operations.

         As reflected in the financial statements, the Company's working capital increased by $893,539 from December 31, 1998 to December 31, 1999.

Capital Resources

        As discussed above, the Company believes it has generated sufficient capital in 1999 to sustain its current operations. During the year ended December 31, 1999, the Company through an exchange of preferred stock for marketable securities increased its capital by over $900,000. In fact, the Company had a net stockholders' equity of $755,191 at December 31, 1999.

         The Company lost $59,438 from operations in 1999 and expects to continue to have a loss from operations through the end of the year 2000. However, the Company believes it currently has sufficient working capital to continue its operating plan until it will generate sufficient revenues from operations to support its activities.

         If the offering is successful, the Company will have the additional capital required to accelerate its business plan via an expansion of its operations, marketing activities and financing of its activities. Additionally, the Company would seek certain alliances with manufacturers and marketing agreements. The Company will also seek certain acquisitions to further expand its planned operation. However, the Company will seek stock based acquisitions to preserve its cash for the operating activities.

                                    BUSINESS

         PSI designs, manufactures, sells/leases and finances fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric cogenerating plants for the more than 2 million U.S. small businesses that have been excluded from the benefits of utility deregulation. We provide typical savings of 20% to 50% on annual utility bills for HVAC (heating, ventilating, air conditioning) with no out of pocket costs on a convenient rental or lease/purchase. With usual utility backup, our clients have redundant and secure power supplies at less cost than their dependent neighbors. Our natural gas-fired individual unit sales range from $75,000 to $125,000, with retrofits ranging between $125,000 and $500,000. Most competition for cogeneration has focused on large-scale industrial users, permitting PSI to concentrate on an attractive model for small business with enviable margins. The energy efficiency of cogeneration systems is approximately twice that of conventional generation. The nitrogen oxide emissions that result from cogeneration are often one-tenth that of conventional electrical generation.

         We have more than thirty years of development and installation experience and intend to develop a national market for our proven technology. Our original demonstration test site model (PSI-120) system was installed in 1995 in Mamaroneck, NY and continues to meet or exceed the customer's expectations. Our latest PSI-70/50 Combo system is presently being completed in a commercial office building in Rochester, New York. The PSI systems are built in a proprietary manner, sold outright and/or operated on a turnkey basis as the PSI Combo package of cogeneration technology. Our expansion will be created through a combination of advertising in the national trade magazines for outright sales, and direct sales representatives in selected areas for the sale/lease of units. We also intend to acquire suitable HVAC companies that will permit the more rapid conversion of existing customer bases to our units.

Our Risk Model

         We have taken steps to lower the risks that we take and simultaneously enhance our expectations of profitability during a period of rapid growth. We have structured the following business profile:

o Outright sales are made for cash with a 50% deposit due upon the order, 40% prior to shipment and the remaining 10% on startup.

o Since we contract out most manufacturing and distribute maintenance needs to the field, the requirement for a parts inventory has been primarily shifted to other concerns.

o Unless sold outright, the systems remain the property of PSI and are easily recoverable, if necessary.

o Funds  from  this  offering  and  borrowings  are  targeted   principally  for
  production and installations with immediate income.

Marketing

         We have examined various factors associated with our market including small business electricity usage, ability to pay for our systems, power availability and quality, fuel sources, electricity prices, penetration of competing distributed generation technologies, new capacity requirements and the cost of new capacity additions. Based on this evaluation, we intend to target the following market segments for our systems

1.Business users with annual electricity costs between ($100,000 to $1,000,000); 2.Firms in remote areas with little available service competition.
3.Facilities in high electricity cost areas.
4.Business users where utilities are unable to efficiently satisfy power needs. 5.Strategic partnership possibilities where natural gas utilities can enhance their sales with PSI installations.

       We will employ numerous techniques to identify potential customers such as:

o Advertisements in the trade publications.

o Web sites as a vertical industry, business-to-business (B2B), to develop a next-generation sales organization. o Identify, acquire and support several profitable and attractive HVAC companies as subsidiaries. o Secure motivated sales engineers at each HVAC subsidiary site and provide evaluation, design and marketing support. We are specifically looking for superior market and technologically specific expertise.

o We will centrally manage the delivery and installation to allow field personnel to concentrate on marketing activities.

Sales Strategy

         We will implement our marketing plan with an emphasis on differentiating PSI from competing packaged cogeneration manufacturers. Our strategy is essentially to permanently upgrade and alter the way HVAC equipment is used by the small end user market. We generate direct sales of CoGenAirHeat units partially through industry advertising, largely in trade publications. We will also depend upon contractor sales personnel who have already established relationships with prime sales prospects. We will target owners, operators and managers of the properties that are prime candidates for our systems and seek to leverage our advertising. We will also supply a resident cogeneration sales engineer and support him or her with operating systems, a defined marketing program and facilities. The HVAC licensees/subsidiaries generate instant local name recognition and credibility as well as a base client list. These firms will be given in-house engineering, installation and maintenance capabilities at a minor and incremental cost to PSI.

         Our on-site sales engineer will develop working relationships with local utilities and complete energy audits for prospective customers. Although the sales cycle to initial system placement may take up to nine months from the date of the energy audit, we expect to generate a sustaining backlog of projected installations. We also anticipate that successful site-performance histories will serve as valuable referrals and demonstrations for on-going system sales and acquisitions as well.

Industry Background

         The bulk of the cogeneration industry today primarily revolves around large industrial installations and numerous systems are operating in the marketplace today. Capital markets have developed attractive financing mechanisms and regularly fund such projects. In addition, the leading cogeneration manufacturers are centralized with a high overhead structure that makes their ability to respond to small and geographically dispersed end-users problematic. The National Energy Policy Act of 1992 brought about deregulation in order to balance out the usage of natural gas and electricity and alleviate the need to build new power plants. Incentive programs that encourage adherence to the Act constitute an important impetus to our growth. The natural gas utility in the market of each of our prospective HVAC licensees/subsidiaries is an immediate beneficiary of our installations and should have an interest in working closely with us.

PSI Strategy

         Our approach has been to overcome the existing competitive barriers by making cogeneration technology available to small users and we have developed:
(a) a standard line of affordable and easy to integrate, 100KW to 500 KW cogeneration modules, with impressive energy efficiency savings; (b) a low risk leasing vehicle whose repayment stream is closely matched to savings and is compatible with customer needs; and (c) a decentralized overhead structure with an added new focus on stable HVAC licensees for an operational format that is fast, directed towards the customer and is hands-on.

         The modular nature of our systems permits us to fully use HVAC facilities and personnel with their technological expertise as well as plant and equipment. Our corporate and site engineering staff will specify, design and deliver the cogeneration components and/or modules to a HVAC facility for their assembly, installation and continuing maintenance. The expected increase in site placements and revenues accompanied by new technology is expected to significantly improve the competitive position as well as the stability and capabilities of HVAC organizations.

Products

         The benefits and flexibility of our CoGenAirHeat System for commercial, industrial and large residential equipment of all sizes and BTU capacities are exclusive and unequaled in the industry. Technological developments in efficiency, size and standardized manufacturing or sub-systems and components have allowed us to introduce this competitive new line. We can outsource major manufacturing components, while producing cost-effective solutions to an underserved market niche of significant size.

Competitive Advantages

         We have formulated our systems and marketing program to contain multiple benefits to users, affiliates and partners alike:

o The customer receives a state of the art equipment upgrade at no cost while the existing life of his present facility is extended with efficiency and substantial cost savings.

o The HVAC licensee will receive enhanced technological capacities and accelerated revenues. He experiences only incremental costs and is given the possibility of shareholder appreciation and liquidity.

o The subsystem and component manufacturer receives stable demands with economies in production and resultant improved profitability.

o The natural gas utility receives increased throughput, load balancing and profits with the marketing goodwill associated with environmental improvements.

o The electric utility is helped to achieve its mandated deferral of electric power capital investments.

Competition

         There are approximately 25 cogeneration system manufacturers in the U.S., but none have successfully addressed the millions of small commercial enterprise market, except for PSI. The significant barriers to this market include: (a) long sales and installation cycles; (b) complicated due diligence procedures for system financing, and (c) costly operational structure need to expand quickly into new markets. We have solved these problems by: (a) building standard and easily scalable modules available in weeks; (b) we have in place financing packages that are paid for by system savings; and (c) by leveraging the existing assets of HVAC companies through distribution or acquisition alignments, we accelerate geographical penetration.

         We will also compete with other distributed generation technologies including fuel cells and reciprocating engines, available at prices competitive with existing forms of power generation. We believe that our systems will have a competitive advantage in that they can be easily scaled to various business sizes and will be more efficient in handling the load profile of small business customers. We also believe that our systems will be quiet, environmentally clean, efficient and relatively inexpensive to install, service and maintain. Our systems will also compete with solar and wind-powered systems.

Need for Cogeneration

         Due to increasing competitive pressures to cut costs, owners and operators of industrial and commercial facilities are actively looking for ways to use energy more efficiently. One option is cogeneration. In this context, cogeneration is the simultaneous production of air conditioning, or other shaft power usage, electricity and useful heat from the same fuel source. Facilities with cogeneration systems use them to produce their own electricity, and use the waste heat for process steam, hot water heating, space heating, and other thermal  needs.  They may also use  excess  process  heat to  produce  steam for
electricity  production.   Cogeneration  currently  coexists  with  a  regulated
industry that is going through major structural changes that may limit its application.

Regulatory Issues

         The concept of cogeneration is not new. Early in this century, before there was an extensive network of power lines, many industries had cogeneration plants. As utilities became established and grew, most states began to regulate them in order to limit their pricing power. The Public Utilities Holding Act of 1935 (PUHCA), together with amendments to the Federal Power Act (also in 1935), were the final steps in protecting utility companies from competition. These laws created vertically integrated utilities with responsibility for the production, transmission, and distribution of power. In exchange for their exclusive franchises (territories) and guaranteed revenues, utilities agreed to government regulation of rates and service. Under these rules, more investments in infrastructure and more sales meant more profits. As the network of power lines grew and electricity from utilities became more economical, industrial facilities bought more of their electricity from utilities. However, many industries still had to generate process heat on-site. The economies of scale that the utilities were able to obtain at that time, as well as the availability of low-priced process heat from cheap oil and gas, removed incentives to retain cogeneration.

         In the past three decades, however, the long-term trend of energy prices generally moved upward. Building more and more large power plants no longer provided economies of scale. This was a major factor in the increasing use of cogeneration by commercial and industrial facilities. The Public Utilities Regulatory Policies Act of 1978 (PURPA) provided further encouragement for developers of cogeneration plants. Section 210 required utilities to purchase excess electricity generated by "qualified facilities" (QFs) and to provide backup power at a reasonable cost. QFs included plants that used renewable resources and/or cogeneration technologies to produce electricity. PURPA cogenerators must use at least 5% of their thermal output for process or space heating (10% for facilities that burn oil or natural gas). In many cases, this forced independent cogenerators to accept very low rates for their steam production in order to become a qualified facility under PURPA. Another problem is the rate at which utilities purchase a cogenerator's excess power production. Most states set the price at "avoided cost," or the cost to the utility of producing that extra power. Utilities with excess power generation capacity are often allowed to have extremely low avoided costs. This practice has created artificial barriers to cogeneration as well as to independent power generators.

         The Energy Policy Act of 1992 (EPAct) tried to create a more competitive marketplace for electricity generation. It created a new class of power generators known as Exempt Wholesale Generators (EWGs). These are exempt from PUHCA regulation and can sell power competitively to wholesale customers. A cogeneration facility can be (but does not have to be) a QF under PURPA and an EWG under EPAct. This happens when the facility is in the exclusive business of wholesale power sales, and makes no retail power sales to its "steam host" (customer).

Cogeneration Technology

         A typical PSI cogeneration system consists of an engine, steam turbine, or combustion turbine that uses shaft power to drive compressors, pumps, and/or electrical generators. A waste heat exchanger recovers waste heat from the engine and/or exhaust gas to produce hot water or steam. Cogeneration produces a given amount of electric power and process heat with 10% to 30% less fuel than it takes to produce the electricity and process heat separately.

         There are two main types of cogeneration concepts: "Topping Cycle" plants, and "Bottoming Cycle" plants. A topping cycle plant generates electricity or mechanical power first. Facilities that generate electrical power may produce the electricity for their own use, and then sell any excess power to a utility. There are four types of topping cycle cogeneration systems. The first type burns fuel in a gas turbine or diesel engine to produce electrical or mechanical power. The exhaust provides process heat, or goes to a heat recovery boiler to create steam to drive a secondary steam turbine. This is a combined-cycle topping system. The second type of system burns fuel (any type) to produce high-pressure steam that then passes through a steam turbine to produce power. The exhaust provides low-pressure process steam. This is a steam-turbine topping system. A third type (diesel-engine topping system) burns natural gas or diesel fuel. Gasified coal and landfill gas can also be used. The hot water from the engine jacket cooling system flows to a heat recovery boiler, where it is converted to process steam and hot water for space heating. The fourth type is a gas-turbine topping system. A natural gas turbine drives a generator. The exhaust gas goes to a heat recovery boiler that makes process steam and process heat. A topping cycle cogeneration plant always uses some additional fuel, beyond what is needed for manufacturing, so there is an operating cost associated with the power production. Bottoming cycle plants are much less common than topping cycle plants. These plants exist in heavy industries such as glass or metals manufacturing where very high temperature furnaces are used. A waste heat recovery boiler recaptures waste heat from a manufacturing heating process. This waste heat is then used to produce steam that drives a steam turbine to produce electricity. Since fuel is burned first in the production process, no extra fuel is required to produce electricity.

         An emerging technology that may have cogeneration possibilities is the fuel cell. A fuel cell is a device that directly converts fossil fuels to electricity without combustion. The first commercial availability of fuel cell technology was in the phosphoric acid fuel cell, which has been on the market for a few years. There are about 40 installed and operating in the United States. A portable, 200 kW, natural gas fired phosphoric acid fuel cell was hooked up to the Springs Industries baby-clothing manufacturing plant in Jackson, Georgia in 1996. The fuel cell will supply electricity to the textile plant for one year while the engineers monitor its performance. Hot water generated by the fuel cell is used in the manufacturer's dyeing and washing processes. Other fuel cell technologies (molten carbonate and solid oxide) are in early stages of development. Solid oxide fuel cells (SOFCs) may be potential source for cogeneration due to the high temperature heat generated by their operation.

Cogeneration Applications

         Cogeneration systems have been designed and built for many different applications. Large-scale systems can be built on-site at a plant, or off-site. Off-site plants need to be close enough to a steam customer (or municipal steam loop) to cover the cost of a steam pipeline. Industrial or commercial facility owners can operate the plants, or a utility or a non-utility generator (NUG) may own and operate them. Manufacturers use 90% of all cogeneration systems. Some industries and waste incinerator operators who own their own equipment realize sizable profits with cogeneration.

         Another large-scale application of cogeneration is for district heating. Many colleges and cities, which have extensive district heating and cooling systems, have cogeneration facilities. The University of Florida has a 42 Megawatt (MW) gas turbine cogeneration plant ("Gator Power"), built in partnership with the local utility. Pictures of the plant as well as descriptions of the system and other technical references are currently available on the Internet (see address below).

         Some large cogeneration facilities were built primarily to produce power. They produce only enough steam to meet the requirements for qualified facilities under PURPA. If no steam host is nearby, one can be built. For example, there are large (80 MW) plants operating under PURPA that have large greenhouses as "steam hosts." The greenhouses operate without losing money only because their steam heat is virtually free of charge. These types of plants are candidates to become EWGs in the new regulatory environment.

         Many utilities have formed subsidiaries to own and operate cogeneration plants. These subsidiaries are successful due to the operation and maintenance experience that the utilities bring to them. They also usually have a long-term sales contract lined up before the plant is built. One example is a 300 MW plant that is owned and operated by a subsidiary co-owned by a utility and an oil company. The utility feeds the power directly into its grid. The oil company uses the steam to increase production from its nearby oil wells.

         Cogeneration systems are also available to small-scale users of electricity. Small-scale packaged or "modular" systems are being manufactured for commercial and light industrial applications. Modular cogeneration systems are compact, and can be manufactured economically. These systems, ranging in size from 20 kilowatts (kW) to 650 kW produce electricity and hot water from engine waste heat. It is usually best to size the systems to meet the hot water needs of a building. Thus, the best applications are for buildings such as hospitals or restaurants that have a year-round need for hot water or steam. They can be operated continuously or only during peak load hours to reduce peak demand charges, although continuous operation usually has the quickest payback period.

         Cogeneration systems have also been developed for private residences. These home-sized cogeneration packages have a capacity of up to 5 kW. Both natural gas-fueled and oil-fueled systems exist. They are capable of providing most of the heating and electrical needs for a home. Small-scale cogeneration has not been widely used in the United States due to the initial cost of buying and installing the system.

Environmental Issues

         While cogeneration provides several environmental benefits by making use of waste heat and waste products, air pollution is a concern any time fossil fuels or biomass are burned. The major regulated pollutants include particulates, sulfur dioxide (SO2), and nitrous oxides (NOX). Water quality, while a lesser concern, can also be a problem. New cogeneration plants are subject to an Environmental Protection Agency (EPA) permit process designed to meet National Ambient Air Quality Standards (NAAQS). Many states have stricter regulations than the EPA. This can add significantly to the initial cost of some cogeneration facilities.

         Some cogeneration systems, such as diesel engines, do not capture as much waste heat as other systems. Others may not be able to use all the thermal energy that they produce because of their location. They are therefore less efficient, and the corresponding environmental benefits are less than they could be. The environmental impacts of air and water pollution and waste disposal are very site-specific for cogeneration. This is a problem for some cogeneration plants because the special equipment (water treatment, air scrubbers, etc.) required to meet environmental regulations adds to the cost of the project. If, on the other hand, pollution control equipment is required for the primary industrial or commercial process, cogeneration still can be economically attractive.

Future Market Development

         Although the number of cogeneration systems is growing at a steady rate, certain factors have and will slow the acceleration of cogeneration activities. Such factors include the initial cost of buying and bringing a cogeneration system on-line, maintenance costs, and environmental control requirements. Not all electric utilities need the additional electricity. They may have excess generation capacity or a stable customer base. This leads to lower "avoided cost" rates, which reduces the viability of cogeneration projects that rely heavily on power sales to utilities. In addition, the deregulation, or restructuring, of electric power generation makes it more attractive for developers to become independent power producers and to build "electricity only" power plants, instead of cogeneration plants. There has also been a great deal of pressure from utility and industrial special interests to repeal or amend PURPA. If they are successful, it could be difficult for new cogeneration projects to get off the ground. Barring that development, improved technology and cooperation among industries, businesses, utilities, and financiers should provide impetus to the continued development of both cogeneration projects and independent power production projects.

Government Regulation

         We do not believe that we will be subject to exiting federal and state regulatory commissions governing traditional electric utilities and other regulated utilities. We do believe that our systems will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. Such regulation may depend, in part, upon whether a system is placed inside or outside of a facility. At this time, we do not know which jurisdictions, if any, will impose regulations upon our system or installation. We also do not know the extent to which any existing or new regulations may impact our ability to distribute, install and service our systems. Once our product reaches extensive national distribution, federal, state or local government entities or competitors may seek to impose regulations. We intend to encourage the standardization of industry codes to avoid having to comply with differing regulations on a state-by-state or locality-by-locality basis.

Intellectual Property

         We intend to trademark and otherwise brand our services. If successful, our rights to such trademarks and service marks will last indefinitely so long as we continue to use and police the marks and, with respect to registered marks, to renew filings with the appropriate government agencies. We consider that marks will become material to our business.

Web Site

         As part of our program to secure added clients, we will provide a Web site that features a variety of information for sales engineers and customers alike. Our national Web site will feature valuable information for HVAC needs of small business as well as a chat room to allow questions to be submitted to Company personnel. Each HVAC licensee/subsidiary will also have a Web site that relates to his particular territory and unique community dynamics. We believe continued participation and promotion of such Web sites will provide the important marketing advantages.

Employees

         As of December 31, 1999, we had 5 employees who serve on as needed basis only and are unsalaried. None of our employees is represented by a union and our employee relations are satisfactory. We intend to augment our staff in response to the proceeds of this offering and the success of our acquisition and marketing strategies.

Properties

         Our principal executive and administrative offices are located at 5800 NW 64th Avenue, Bldg 26 #109, Tamarac, FL. We currently occupy 1,000 square feet of space at a monthly cost of $500, on a month-to-month basis. Upon completion of this offering we intend to acquire approximately 2,500 square feet in a nearby basis on comparable terms.

Legal Proceedings

         We are not a party to any material litigation. However, claims and litigation may arise in the normal course of business.

Additional Information

         We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission in Washington, D.C. with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450
Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of site is http://www.sec.gov.

MANAGEMENT

Directors and Executive Officers


Name                                Age            Position                                Director Since

Scott Emerson Balmer                74             Chairman of the Board of Directors          1988
Burton T. O'Donald                  57             CEO
Raymond H. Buldcoc II               52             President, COO, CFO
Victor V. Vurpillat, PhD            58             Vice President, Acquisitions
Norman S. Haugen                    65             Consultant, Electric Power Programs
Mary Jane Balmer,                   69             Interim Secretary and Treasurer             1998

         Note: Presently all executives are compensated on an as needed basis only. They will join us permanently in the position indicated upon attaining financing. An officer or director "expected to join the company" or "designate" is one who will assume the office no later than upon completion of the offering.

         Our directors are elected at the annual meeting of our shareholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. Our executive officers serve at the discretion of the Board of Directors. None of the permanent executives or directors has or will have any family relationship to any other. We expect to obtain key life insurance on Scott Balmer, payable to us. Mary Jane Balmer, the Interim Secretary and Treasurer, is the wife of Scott Balmer.

         Scott Emerson Balmer is our founder and has directed the Company since 1988. He has had a lifetime in the HVAC industry and has designed equipment to fill a variety of niches in the marketplace. Balmer & his associates have concentrated on development of medium capacity combo system electric generating plants, cogeneration, and research and development of natural gas fueled systems. He is a creator of numerous unique designs in energy saving equipment including solar and geothermal energy systems.

         Burton D. O'Donald joined us as CEO in 1998 following three years at the Oxford Acceptance Company and ten years at the DME Corporation. He co-founded Oxford and implemented direct marketing and support systems for this capital provider. At DME he was involved in product development, design engineering and support of marketing. He holds two Bachelor's degrees from the University of Pennsylvania and a Master's degree from the Wharton School.

         Raymond H. Bolduc II has been our President, CFO and COO since December 1998. He has served as an advisor and participant in major corporate development programs for Arthur D. Little Company and has held a variety of executive positions with firms such as American Express, Latin America. From 199 to 1996 he served as a consultant to Renova Group, and from 1996 to 1997 as a consultant to Tronco, South Africa. From 1997 he was a consultant to Hidden Eyes, Inc. and from 1998 to present he has served as Manager of Administration and Projects of Miami Millwrights. He holds a Bachelor's degree from Rutgers University and an MBA from Northeastern University.

         Victor V. Vurpillat has chaired our Executive Committee since 1995 and presently serves as Vice President, Acquisitions. From 1999 to the present he has served as a vice president of 21st Century Medicine. From 1996 to 1999 he was with SpanWorks, a joint venture with Toshiba, as a founder and board member. From 1992 to 1996 he was the chairman of a biotech engineering company, Incell. From 1976 to 1990 he served as a founder and VP for R&D of Safeguard Scientifics, Inc., a company that served as an incubator for many technology firms. He is either the founder, officer or director of 13 early stage companies including Novell, Telerate, LV Computer Systems, Compucom, InCell and IDR-Reuters. He holds 7 U.S. patents and was granted a PhD from Newport University.

         Norman S. Haugen has served as a Consultant to the Company since 1988. He has 40 years of experience in the power generation field with extensive experience in the application of cogeneration systems. He also is experienced in the manufacturing and servicing of cogeneration applications.

         Mary Jane Balmer has served as our Interim Secretary and Treasurer since 1988.

         Director Compensation

         None of the Company's directors received any compensation for their services as a director during fiscal year 1997, 1998 or 1999. After completion of the Offering, the Company will consider a small stipend for directors who are not employees of the Company and/or participation in a stock option plan. The Company reimburses all reasonable expenses incurred in connection with attending meetings of the Board. Officers serve at the discretion of the Board and are elected annually. No director is selected or serves pursuant to any special arrangement or contract. (See "Description of Capital Stock.")

         Executive Compensation

         No executives received compensation from the Company in 1999.

         Any bonuses would be awarded by the Board of Directors following a review of our performance in the previous year and a judgment that such bonuses were warranted. The Board may also choose additional forms of compensation if the Company's and the individual's performance so warranted. The formula or criteria for determining bonuses past 1999 has not yet been established.

         Stock Option and Exercise Prices

         The Company has no stock option plan at the present time and there are no outstanding stock options that have been granted to anyone.

         Employment Agreements.

         We will enter into a new three-year employment agreement containing confidentiality and non-compete provisions with all current officers and we intend to negotiate similar agreements with new executive officers. We expect to have these in place during the first quarter 2000. The employment agreements will specify salary, other forms of compensation, termination and other provisions to protect both our rights and those of the employee.

         Each employment agreement also provides that the employee is entitled to a bonus as determined by the board of directors, from time to time, and options under the Company's Stock Option Plan. Each Employment Agreement provides for a term of three years and is renewable upon mutual consent. The employment agreements may be terminated for cause and, in the event of change in control of the Company, each employee is entitled to a lump sum payment equal to the greater of one year's salary or the baser salary and benefits that would have been received by the employee if he/she had remained employed by us the remainder of the three year term. The employment agreements also contain confidentiality and non-competition provisions prohibiting the employee from competing against us and disclosing trade secrets and other proprietary information. Courts have often held that such non-compete agreements are contrary to public policy and may easily not be enforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that all of the transactions set forth in this document were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority of the board of directors, including outside directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 31, 1999 and as adjusted to reflect the sale of the minimum and maximum amount of the Shares offered hereby, by: (1) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (2) each of the Company's directors;
(3) each of the Company's executive officers, (4) all directors and executive officers of the Company as a group, and (5) all other stockholders as a group.


                                        Shares Beneficially Owned

                               Number              Percent (%)

                               Prior to                 After                     After
Name of Beneficial Owner       Offering                 Minimum                   Maximum
                               --------                 -------                   -------

Scott Balmer                  6,414,149 (100%)        6,414,149 (99%)          6,414,149 (87%)

Other Investors                                       None
Total                                                   1

Total shares sold in the Offering (Min)                 100,000
Total shares sold in the Offering (Max)               1,000,000

                Price per share and form of consideration:

                           CERTAIN ARTICLES AND BYLAWS

         The Certificate of Incorporation and Bylaws of the Company contain certain provisions regarding the rights and privileges of shareholders. The provisions of the Certificate of Incorporation and Bylaws are summarized below. Reference is made to the full text of the Certificate and Bylaws. The following summary is qualified in its entirety by such reference.

         Size  of  Board  and  Election  of  Directors.   The Certificate of
Incorporation provides that the number of Directors shall be fixed from time to time as provided in the Bylaws. The Articles of Incorporation and Bylaws currently provide for not less than one person to serve on the Board, but the number of Directors may be changed (to not less than one) by amendment to the Bylaws, which requires the vote of a majority of the Board. The Certificate of Incorporation further provides that the Board may amend the Bylaws by action taken in accordance with such Bylaws, except to the extent that any matters under the Certificate of Incorporation or applicable law are specifically reserved to the shareholders.

                  OPTION FOR SHAREHOLDERS OWNING MORE THAN 10%

         The only shareholders owning more than 10 % are the founders. They have not been granted any options.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.03. On December 31, 1999, 6,414,149 shares of common stock were issued and outstanding and there is one holder of the common stock. 50,000,000 preferred shares are authorized and 296,300 have been issued and are outstanding.

         The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock represented at a meeting at which a quorum is present may elect all directors to be elected at the meeting. Holders of the common stock may take action without a meeting of stockholders if a consent in writing setting forth such action is signed by the holders of the majority of all outstanding shares of Common Stock.

         The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. There are no preemptive rights, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and non-assessable. The dividends and liquidation rights of holders of common stock are subject to the rights and preferences of the holders of shares of any series of preferred stock that the Company may issue in the future.

LIMITATIONS OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         The Bylaws of the Company provide that directors of the Company will not be personally liable for monetary damages to the Company or its shareholders for breaches of their duties as directors except in instances involving self-dealing, willful misconduct or recklessness, criminal violations or liabilities involving the payment of taxes.

         The Company has included provisions in its Bylaws providing for indemnification of its directors and officers by the Company to the maximum extent permitted under applicable law, including the advancement of expenses incurred by a director or officer in any suit in which the director or officer is involved. The Company believes that such actions will assist it in attracting and retaining qualified individuals to serve as directors and officers. Prospective investors should be aware, however, that the costs associated with indemnifying a director or officer could be significant and, if not covered by insurance, could adversely affect the Company's results of operations. Furthermore, in situations where the Company has advanced litigation expenses to a director or officer and the director or officer is required to repay the expenses because it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer may not have sufficient cash or assets to repay the expenses advanced.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        LIMITATIONS ON TRANSFER OF SHARES

         There is currently no public market for the Company's Common Stock, and there is little likelihood that an active trading market will develop in the near future as a result of this Offering. The Offering Statement, of which this Offering Circular is a part, has not yet been qualified with the Securities and Exchange Commission pursuant to SB-2 under the Securities Act, and as such, the Shares may not be freely traded under the federal securities laws until such qualification has been made and shares properly registered in the states where they are to be sold. The Shares, however, will have been registered in only a limited number of states and may not be sold or otherwise transferred to persons who are residents of any state in which the Shares have not yet been registered unless they are subsequently registered or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

         Following the Offering, the Company will be considered a "reporting" issuer whose securities are not listed or subject to regulation under the 1934 Act. The Company has retained a broker-dealer to facilitate the sale of shares under the Offering. Pursuant to Rule 15c2-11 of the 1934 Act, the Company will provide continuing information about the Company to the broker-dealer during the Offering period. However, in view of the relatively small size of the Offering there is virtually no likelihood that a regular trading market will develop in the near term if at all, or that if developed, it will be sustained. Accordingly an investment in the Company's Common Stock should be considered highly illiquid.

                        TRANSFER AGENT AND ANNUAL REPORT

         The Company will act as its own transfer agent. Each year the Company will prepare and distribute to shareholders an Annual Report that describes the nature and scope of the Company's business and operations for the prior year and contains a copy of the Company's financial statements for its most recent year.

                            VALIDITY OF COMMON STOCK

         The validity of the issuance of Common Stock offered hereby has been passed upon for the Company by John Tansey, Esq., of Washington, D.C.

                                   ACCOUNTING

         The Company's audited financial statements contained herein show the Company's position as of December 31, 1999 and are audited by the firm of David T. Thomson, P.C., of Murray, Utah..

           QUALIFIED SMALL BUSINESS ISSUER CAPITAL GAINS TAX EXCLUSION

         In 1993, IRS Section 1202 was enacted to provide a 50-percent exclusion of any gain from the sale of qualified small business stock." For the Shares to qualify for the exclusion, several tests must be met. For instance the Shares must be purchased directly from the Company, not in a later trading market, and the Shares must be held for at least five years. In addition, a "qualified small business" must not have more than $50 million in assets at all times before the issuance of the stock and immediately thereafter. Further, at least 80 percent of the assets must be used in the "active conduct of one or more qualified trades or businesses" throughout the holding period. There are also limitations on the persons who may use the exclusion. Prospective investors should consult their own tax advisers as to the availability of the exclusion.

                              PLAN OF DISTRIBUTION

         The Company is offering to sell up to 1,000,000 shares of Common Stock at an offering price of $5.00 per share. The Company has agreed to pay to a broker-dealer, Three Arrows Capital Corporation, 10101 Grosvenor Place #2016, Rockville, MD 20852 (301) 897 3889 (the "Selling Agent") a sales commission of 5 percent, or $0.25 per share. In addition, the Company has issued warrants to the broker-dealer to purchase shares at the Offering price, within five years following effectiveness of the Offering as declared by the Commission, at the rate of one warrant for each fifteen shares sold up to a maximum of 66,666 shares, and paid a fee of $9,950 for due diligence and consultation. Warrants to be received by Three Arrows Capital Corp. are restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering except to officers or partners (not directors) of the underwriter and members of the selling group and/or their officers or partners. Three Arrows Capital Corp. is a registered broker-dealer with the NASD and is registered with the states of New York, Maryland, Virginia and numerous other jurisdictions. The Company has also agreed to indemnify the Selling Agent for any material misstatement in its filing. The Company has no plans, proposals, arrangements, or understandings with the Selling Agent, other than the warrants shares of the Company's common stock, with regard to future transactions. No other material relationships exist between the Selling Agent and the Company or its management.

          No officers, employees, or directors of the Company will be paid a commission in connection with the sale of any Shares nor will any officer, employee or director of the Company undertake the sale of the shares. Sale of the shares will only be undertaken by the underwriter. None of the principal shareholders nor management of the Company nor the Underwriter will buy shares in the Offering to meet the escrow. The Shares will be offered by the Selling Agent on behalf of the Company primarily through direct solicitations, media coverage, and posting of announcements.

          The Company reserves the right to reject any subscription in its entirety or to allocate Shares among prospective investors. If any subscription is rejected, funds received by the Company for such subscription will be returned with interest and without deduction. The termination date of the Offering is _______, 2001. Subscribers will be required to make certain representations and warranties in the subscription agreement that should be carefully read before signing.

          Investors will have payment for stock deposited in an escrow account in The Business Bank, 8399 Leesburg Pike, Vienna, VA 22101 by noon of the next business day after receipt by the broker-dealer. If the minimum proceeds of $500,000 are not raised, the Subscriber's funds will be promptly returned, with interest, by the escrow date of _______, 2001. Escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4.

          Within five days of its receipt of a subscription agreement from the Selling Agent confirming that an accompanying check for the purchase price of Shares has been received following escrow, the Company will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by the Company. The Company reserves the right to reject orders for the purchase of Shares in whole or in part. Not more than thirty days following the mailing of its written confirmation, and upon achieving the minimum number of total Shares to be sold, a subscriber's Common Stock certificate will be mailed by first class mail. The Company shall not use the proceeds paid by an investor until such time as escrow is broken.

          Officers and directors of the Company are required to sign "lock-up" agreements for any and all shares they own or have beneficial rights to own. Such agreements specify that the holders will not sell or otherwise dispose of any shares of common stock in any public market transaction including pursuant to Rule 144 without the specific written approval of the underwriter, Three Arrows Capital Corp. The agreements also specify that they may not exercise any rights held by such holders to cause, for a period of twelve months following the completion of this offering, without the specific written approval of the underwriter.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

                                               PAGE

INDEPENDENT AUDITOR'S REPORT                     1


FINANCIAL STATEMENTS

Balance Sheets                                   2

Statements of Operations                         3

Statement of Stockholders' Equity                4-5

Statements of Cash Flows                         6

Notes to Financial Statements                    7-11


Independent Auditor's Report

Board of Directors and Stockholders
POWER SAVE INTERNATIONAL, INC.


I have audited the accompanying balance sheets of Power Save International, Inc. (a development stage company) as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits. The financial statements of Power Save International, Inc. for periods from inception (May 8, 1987) to December 31, 1997 were audited or compiled by other accountants and are not reported upon.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Save International, Inc. of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 3 and 4, the Company is in the development stage and has sustain significant losses from inception to date and there is no assurance that the Company can realize sufficient revenues from its products and services to attain profitable operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters is also discussed in Note 3 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February 17, 2000

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS


                                                                                                                        Inception

                                                                                          Year Ended                     Through
                                                                             -------------------------------------
                                                                               December 31,        December 31,       December 31,
                                                                                   1999                1998               1999
                                                                             -----------------   -----------------  ----------------

SALES, Net of Returns, Allowances and Discounts                                 $ 69,986             $ 5,041           $ 587,581
COST OF SALES                                                                     67,261                 589             352,207

Gross margin                                                                       2,725               4,452             235,374

EXPENSES:
    Research and development costs                                                     -                   -             119,554
    Depreciation and amortization                                                    571              50,186             548,146
    General and administrative expenses                                           61,592              13,709             637,439

TOTAL OPERATING EXPENSES                                                          62,163              63,895           1,305,139

Net (loss) before other items                                                    (59,438)            (59,443)         (1,069,765)

OTHER INCOME
    Nonrefundable option income                                                        -              23,000              23,000
    Gain on sale of marketable securities                                         11,474                   -              11,474
    Reserve against product rights                                                     -            (244,000)           (244,000)
    Dividend income                                                                  227                   -                 227

TOTAL OTHER INCOME                                                                11,701             (221,000)           (209,299)

NET (LOSS) BEFORE TAXES                                                          (47,737)            (280,443)         (1,279,064)

PROVISIONS FOR INCOME TAXES                                                           -                   -                   -

NET (LOSS)                                                                      $(47,737)          $ (280,443)       $ (1,279,064)

EARNINGS (LOSS) PER SHARE                                                        $ (0.01)             $ (0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING                                             6,414,149           6,414,149
                                                                             =================   =================

The accompanying notes are an integral part of these financial statements.

                                            POWER SAVE INTERNATIONAL, INC.

                                             (A DEVELOPMENT STAGE COMPANY)
                                                    BALANCE SHEETS
                                              DECEMBER 31, 1999 AND 1998

                                                        ASSETS


                                                                                       December 31,      December 31,
                                                                                           1999              1998
                                                                                     ----------------  ----------------

CURRENT ASSETS:
    Cash                                                                                 $ 53,227           $ 3,527
     Accounts receivable                                                                    3,788                 -
     Marketable securities-available-for-sale                                             904,160                 -
     Deferred offering costs                                                               12,450                 -
                                                                                           -------                -

             Total Current Assets                                                         973,625             3,527
                                                                                          --------            -----

PROPERTY, PLANT AND EQUIPMENT, at cost
    Equipment                                                                               4,112             1,612
                                                                                            ------            -----
                                                                                            4,112             1,612
    Less accumulated depreciation                                                           1,737             1,166
                                                                                            ------            -----

    Net property, plant and equipment                                                       2,375               446
                                                                                            ------              ---

OTHER ASSETS
    Product rights, development costs and other intangible assets
       net of reserve of $244,000 at December 31, 1999 and 1998                                 -                 -
                                                                                                --                -

             Total Other Assets                                                                 -                 -
                                                                                                --                -

TOTAL ASSETS                                                                               $ 976,000           $ 3,973
                                                                                           ==========          =======

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                        $ 2,056           $ 9,256
     Advances from shareholder                                                               218,753           134,994
                                                                                             --------          -------

             Total Current Liabilities                                                       220,809           144,250
                                                                                             --------          -------

STOCKHOLDERS' EQUITY:
     Preferred stock;  50,000,000  shares  authorized;  $.03 par value;  296,300 shares issued and outstanding at December 31, 1999 and

       no shares issued and outstanding at December 31, 1998                                   8,889                -
     Capital stock, $.03 par value; 50,000,000 shares authorized;
        6,414,149 shares issued and outstanding at December 31, 1999
        and 1998                                                                             192,425           192,425
     Additional paid-in capital                                                            1,493,581           898,325
     Deficit accumulated during the development stage                                     (1,278,764)       (1,231,027)
     Accumulated other comprehensive income                                                  339,060                -
                                                                                             --------               -

             Total Stockholders' Equity (Deficit)                                            755,191          (140,277)
                                                                                             --------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $ 976,000           $ 3,973
                                                                                           ==========          =======


The accompanying notes are an integral part of these financial statements.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (May 8, 1987) TO DECEMBER 31, 1999



                                                                                               Deficit
                                                                                               Accumulated     Accumulated
                                                                                Additional     During the      Other
                                      Preferred Stock        Capital Stock      Paid-in        Development     Comprehensive
                                     Shares      Amount    Shares      Amount   Capital        Stage           Income         Total
                                  --------------------------------------------------------------------------------------------------

Issuance of shares
    for cash-May 1987                  -       $    -      100,000     $ 3,000    $    -       $     -        $     -      $  3,000
Issuance of shares
    for cash-August 1987               -            -       63,433       1,903     278,037           -              -       279,940
Issuance of shares
    for product rights
    and other intangible assets        -            -           33         -           -             -              -            -
Sale of shares
    to the public for $.30
    per share-restated                 -            -       74,334       2,230      20,070           -              -        22,300
Deferred offering costs                -            -         -            -        (7,892)          -              -        (7,892)
Exchange of shares regarding
  pooling of interest of subsidiaries:
    Cancellation                       -            -      (63,467)     (1,904)      1,904           -              -            -
    Re-issuance                        -            -      396,767      11,904     (11,904)          -              -            -
Issuance of shares for services        -            -       30,500         915         -             -              -           915
Cancellation of shares-former officer  -            -      (30,000)       (900)     (9,100)          -              -       (10,000)
Issuance of shares to A.P.S.I.-merger  -            -    5,144,000     154,320    (109,320)          -              -        45,000
Issuance of shares for prepaid lease
    and working capital                -            -      449,000      13,470     236,530           -              -       250,000
Issuance of shares for services        -            -       95,000       2,850         -             -              -         2,850
Conversion of debt
    to preferred stock                50,000       1,500      -            -       498,500           -              -       500,000
Exchange of preferred shares for
oil and gas properties             2,000,000      60,000      -            -     9,940,000           -              -    10,000,000
Issuance of shares for services        -            -      154,549       4,637         -             -              -         4,637
Net loss from inception through
  December 31, 1996                    -            -         -            -           -        (908,706)           -      (908,706)
                                       --           --        --           --          --       ---------           --     ---------

Balance-December 31, 1996          2,050,000      61,500  6,414,149    192,425  10,836,825      (908,706)           -    10,182,044

Net loss for the year ended
  December 31, 1997                    -            -          -           -            -        (41,878)           -       (41,878)
                                       --           --         --          --           --       --------           --      --------

Balance-December 31, 1997          2,050,000      61,500  6,414,149    192,425  10,836,825       (950,584)          -    10,140,166

Cancellation of preferred shares
    for oil and gas properties and
    other outstanding preferred
    shares                        (2,050,000)    (61,500)      -           -    (9,938,500)          -              -   (10,000,000)
Net loss for the year ended
December 31, 1998                       -           -          -           -      (280,443)          -                     (280,443)
                                        --          --         --          --           --    ---------                    ---------

Balance-December 31, 1998               -        $  -     6,414,149   $192,425    $898,325    $(1,231,027)       $  -    $ (140,277)




                                                                                               Deficit
                                                                                               Accumulated    Accumulated
                                                                                Additional     During the     Other
                                      Preferred Stock        Capital Stock      Paid-in        Development    Comprehensive
                                     Shares      Amount    Shares      Amount   Capital        Stage          Income          Total
                                  -------------------------------------------------------------------------------------------------
Balance- December 31, 1998              -       $   -     6,414,14   $ 192,425  $  898,325    $(1,231,027)  $       -    $(140,277)

Additional contributed capital          -           -          -           -        11,545           -              -        11,545
Issuance of preferred shares
     for marketable securities       296,300       8,889       -           -       583,711           -              -       592,600
Comprehensive income:
     Net loss for the year
     ended December 31, 1999            -           -          -           -            -         (47,737)          -       (47,737)
     Other comprehensive
          income (loss)
          Unrealized gain
          on securities                 -           -          -           -            -            -         339,060      339,060
Comprehensive income                    -           -          -           -            -            -              -       291,323
                                        --          --         --          --           --           --             --      -------

Balance-December 31, 1999            296,300     $ 8,889  6,414,149  $ 192,425  $1,493,581  $  (1,278,764)   $ 339,060    $ 755,191
                                      ========   ======== ========== ========== ============ =============   ==========   =========


The accompanying notes are an integral part of these financial statements.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS


                                                                                                             Inception

                                                                               Year Ended                     Through
                                                                  -------------------------------------
                                                                    December 31,        December 31,       December 31,
                                                                        1999                1998               1999
                                                                  -----------------   -----------------  ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                            $ (47,737)         $ (280,443)       $ (1,279,064)
     Adjustments to reconcile net loss to net cash used
          in operating activities:
             Depreciation and amortization                                     571              50,186             548,146
             Common stock issued for lease                                       -                   -             225,000
             Gain on sale of securities                                    (11,474)                  -             (11,474)
             Reserve against assets and liabilities                              -             244,000             244,000
          Changes in assets and liabilities:
             (Increase) in accounts receivable                              (3,788)                  -              (3,788)
             (Increase) in deferred offering costs                         (12,450)                  -             (12,450)
             Increase in accounts payable                                   (7,199)             (6,303)              2,056
             Increase in advances from shareholder                          83,759               (4,954)           218,753
                                                                            -------              -------           -------

             Net cash used in operating activities                           1,682               2,486            (68,821)
                                                                             ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Product rights, development costs and intangibles                           -                   -            (244,000)
     Increase in organization costs                                              -                   -             (36,408)
     Acquisition of fixed assets                                            (2,500)                 -              (14,112)
                                                                            -------                 --             --------

             Net cash used in investing activities                          (2,500)                 -             (294,520)
                                                                            -------                 --            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of marketable securities                            38,974                                  38,974
     Proceeds from issuance of common stock,  net                          11,544                   -             377,594
                                                                           -------                  --            -------

             Net cash provided by financing activities                     50,518                   -             416,568
                                                                           -------                  --            -------

             Net Increase (decrease) in Cash                                49,700               2,486              53,227

CASH AT BEGINNING PERIOD                                                    3,527               1,041                   -
                                                                            ------              ------                  -

CASH AT END OF PERIOD                                                    $ 53,227             $ 3,527            $ 53,227
                                                                         =========            ========           ========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Stock issued in exchange for goods and services                          $ -                 $ -             $ 8,402
                                                                              ====                ====            =======

     Cash paid for interest                                                   $ -                 $ -                 $ -
                                                                              ====                ====                ===

     Cash paid for income taxes                                               $ -                 $ -                 $ -
                                                                              ====                ====                ===

The accompanying notes are an integral part of these financial statements.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  THE COMPANY

         Power Save International, Inc. (the Company), a Nevada corporation, was re-incorporated on July 22, 1999. The original incorporation date of the previous company was May 8, 1987 and the following financial statements reflect activities from this date of inception. The company is currently consulting, creating and providing commercial and industrial energy efficient, engine driven or electrically driven oxygen plants, air conditioning, refrigeration, compressed air and electric generating plant designs and systems, for domestic and export applications, from an inventory of energy technology related products, developed over the years. The Company's products are being sold in the eastern United States.

NOTE  2  -  SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies of Power Save International, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         Accounting method - The Company's financial statements are prepared using the accrual method of accounting.

         Inventories - Inventories consist of components and finished goods and are stated at the lower of cost or market. Cost is determined using the first-in first-out method.

         Equipment - Equipment is stated at cost. Maintenance and repairs are expensed as incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, which is three to ten years.

         Product Rights - Product rights will be amortized over revenue generating operations based on management's expectations of the life of such technology acquired. In 1998, the remaining cost of the product rights were reserved in total leaving a zero balance at December 31, 1999 and 1998. (see note 5).

         Earnings (Loss) Per Share - The Company adopted Statement of Financial Accounting Standard No. 128, "Earnings per Share"("SFAS No. 128"), which is effective for annual periods ending after December 15, 1997.

         Earnings (loss) per share are computed based on the weighted average number of shares actually outstanding as follows:

                                                    December 31,          December 31,
                                                         1999                  1998
                                                         ----                 ----
         Weighted number
         of common
         Shares used

                                                       6,414,149            6,414,149
                                                       =========            =========


         No changes in the computations of diluted earnings per share amounts are presented since there were no capital stock transactions that would serve to dilute common shares.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE  2  -  SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

         Income Taxes - The Company accounts for income taxes using the asset and liability method. The differences between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

         Statement of Cash Flows - The Company considers (if and when they have any) all highly liquid investments with maturities of three months or less to be cash equivalents. The Company had no noncash investing and financing transaction during 1999 and 1998.

         Issuance of Shares for Services and Other Assets - Valuation of shares for services and other acquired assets were based on the fair market value of services received.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Comprehensive Income - The Company adopted Statement of Financial Accounting Standard No. 130, "Comprehensive Income"("SFAS No. 130"), which is effective for annual periods ending after December 15, 1997. As provided by SFAS No. 130, reclassification adjustments to prior year amounts are reported in a separate statement of comprehensive income along with current year components of comprehensive income.

         Reclassifications   -  Certain prior year amounts have been
         reclassified to conform with 1999 classifications.

         Marketable Securities - Marketable securities consist of common stock. Marketable securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as trading securities or available-for-sale securities under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax if applicable, reported as a separate component of stockholders' equity in accumulated other comprehensive income. The company at this time has no trading securities.

NOTE   3  -  BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED
          EXISTENCE

         The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $47,737 and $280,443 for the years ended December 31, 1999 and 1998, respectively. Additionally, the Company has incurred losses of $1,279,064 from inception through December 31, 1999. These factors, among others, raise substantial doubt as to the Company's ability to obtain debt and/or equity financing and achieve profitable operations.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED EXISTENCE - CONTINUED

         The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

         These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE   4  -  DEVELOPMENT STAGE COMPANY

         The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations. From inception through the date of these financial statements, the Company did not have any net income from operations. At the current time, the Company has $976,000 in assets and $220,809 in liabilities.

         The Company has not yet generated significant revenue and has begun to fund its operations through the issuance of equity. Accordingly, the Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. There can be no assurance that the Company will be able to obtain additional funding, and, if available, that the funding will be obtained on terms favorable to or affordable by the Company. The Company's management is exploring several funding options and expects to raise additional capital through private placements to continue to develop the Company's operations around its business plan. Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern.

NOTE   5  -  PRODUCT RIGHTS

         The company acquired certain product rights, development costs and other intangible assets for $244,000 from H.C. Technology, Inc. (a then related corporation). These assets were appraised on September 15, 1987 for $1,480,000 and such assets include product technology, employee replacement costs, marketing programs, trade names, and other assets with determinable value. Since the acquisition of these assets was a number of years ago, the valuation carried on the books was reserved to a zero value at December 31, 1999 and 1998. However, the management of the company still believes that the assets acquired are of a value of $244,000 as originally recorded on the books.

NOTE   6  -  LICENSE FEE

         The company had a license for a design of a thermal compression hemispheric jet chiller to utilize a source of heat to provide chilled water for use in refrigeration and air-conditioning systems to reduce the energy consumption of systems in which they were to be incorporated.

         This license fee has expired and all related costs were fully amortized at the end of 1998.

NOTE   7  -  INCOME TAXES

         Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE   7  -  INCOME TAXES - CONTINUED

         Amounts for deferred tax liabilities and assets are as follows:

                                                              December 31,      December 31,
                                                               1999                  1998

         Deferred tax liability - unrealized gain             $    115,280      $       -
         Use of NOL against deferred tax liability            $   (115,280)     $       -
         Deferred tax asset, net of valuation allowances
           as per below                                       $          -      $       -


         The following temporary differences gave rise to the deferred tax asset at December 31, 1999 and December 31, 1998.

                                                                December 31,      December 31,
                                                                     1999               1998


         Tax benefit of reserve against product rights        $       82,960   $          82,960
         Tax liability of option income                       $        7,820              (7,820)
                                                              ---------------   -------------------

         Valuation allowance for judgment of
            realizability of net deferred tax benefit
            in future years                                   $     ( 90,780)  $         (75,140)

         Because the Company has not generated taxable income since its inception, no provision for income taxes has been made. For tax purposes, the Company had available at December 31, 1999, net operating loss ("NOL") carryforwards for regular Federal income tax purposes of $1,029,423. The balance of NOL carryforwards of $1,029,423 will expire as shown below. A valuation allowance of $350,004 has been established for those tax credits which are not expected to be realized. The change in the allowance during 1999 was $8,411.

                  Year Ended
                  December 31,

                  2002                                        $          8
                  2003                                              13,546
                  2004                                             156,871
                  2005                                             162,877
                  2006                                             130,190
                  2007                                             113,298
                  2008                                             108,239
                  2009                                              95,943
                  2010                                              46,043
                  2011                                              76,349
                  2012                                              41,877
                  2013                                              59,445
                  2018                                              24,737
                                                              -------------

                                                                $1,029,423

NOTE   8  -  RELATED PARTY TRANSACTION

         The Company currently utilizes office and manufacturing space on a rent free basis from a major stockholder of the Company until revenue generating operations commence. Management has deem the free rent to be of nominal value to date. The same stockholder, director and shareholder has made certain advances to the company on an interest free basis, payable upon demand.

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE   9  -  NON-CASH TRANSACTIONS

         The following noncash investing and financing activities occurred during the period from inception through December 31, 1999:

         The Company exchanged 50,000 shares of its preferred stock for certain license fees valued at $500,000.

         The Company issued certain shares of its common stock for a prepaid lease valued at $225,000.

         The Company exchanged 2,000,000 shares of preferred stock for oil and gas properties valued at $10,000,000. This transaction was rescinded. For financial statement purposes the transaction was treated as being rescinded in 1997.

         The Company exchanged 296,300 shares of preferred stock for marketable securities valued at the time of exchange at $592,600.

NOTE   10  -  STOCKHOLDERS' EQUITY

         The Company and its assets were spun off from the previously owned parent company when a majority interest of the common stock in the old company was sold to a consulting group. The assets and liabilities were transferred to the current corporation and all the activities from inception through October 31, 1999 have remained with the current company.

         The Board of Directors has authorized a stock issuance totaling 1,000,000 shares of its common stock at $5.00 per share. The offering will be filed under the Securities Act of 1933 or an exemption under the Act.

         The Company has paid certain deferred offering costs related to the above mentioned offering totaling $12,450. It is expected that additional legal and accounting costs will be incurred in relation to the offering. If the current offering is successful, the costs will be offset against any gross proceeds received. Otherwise, the costs will be written off to expense in the year the offering is unsuccessful or terminated.

         The company has adopted SFAS 130, which requires presentation of comprehensive income(net income plus all other changes in net assets from non-owner sources) and its components in the financial statements. The company has changed the format of its statements of stockholders' equity to present comprehensive income. Accumulated other comprehensive income or loss shown in the statements of stockholders' equity at December 31, 1999, is solely comprised of the accumulated change in unrealized gains and losses on marketable securities. There was no other comprehensive income prior to 1999.

NOTE   12  -  MARKETABLE SECURITIES

         Marketable securities are carried on the balance sheet at their fair value. As of December 31, 1999, the following applies to the company's available-for-sale securities.

                  Cost              $565,100
                                    ========

                  Unrealized gain   $339,060
                                    ========

                  Market value      $904,160
                                    ========

         As  of  the  date  of  the  audit   report  the  market  value  of  the
available-for-sale securities was $651,348.

PART II

                  Information Not Required in prospectus

Item 13.  Other Expenses of Issuance and Distribution.

         The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:

         SEC Registration Fee                                           $2,640
         National Association of Securities Dealers, Inc. Fee            1,500
         Nasdaq Listing Fee                                              6,000
         Accounting Fees and Expenses                                    3,000
         Registrant's Legal Fees and Expenses                            1,500
         Blue Sky Expenses and Counsel Fees                              7,000
         Printing and Engraving Fees                                     4,000
         Transfer Agent and Registrar's Fees and Expenses                1,000
         Document Preparation                                            9,950
         Miscellaneous Expenses                                              *


         Total                                                               *

                                                                       ________

* To be completed by amendment.

Item 14 Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Restated Articles of Incorporation, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant for expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Item 15. Recent Sales of Unregistered Securities

                  There has been no recent sale of securities.

Item 16. Exhibits.

(a)      Exhibits:

1     Underwriting Agreement [Form].
3.1 Articles of Incorporation of Power Save International, Inc., Amendment dated October 8, 1999.
3.2   By-Laws of Power Save International, Inc.
3.3   Specimen of Security.
3.4   Form of Subscription Agreement.
5.1   Opinion of Counsel.
10.1  Employment Contract between the Company and Balmer.* [Form]
10.6  Lock-Up Agreement between the Company and Balmer.* [Form]
10.11 Escrow Agreement between the Company, The Business Bank and Three Arrows.
23.1  Consent of the auditor, David T. Thomason, P.C.
23.2  Consent of John Tansey, Esq, (included in his opinion set forth in
      Exhibit 5.1)
24    Power of Attorney (Signature Page).

* To be filed by amendment.

Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made pursuant to Rule 415 under the Securities Act, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

SIGNATURE PAGE

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this registration statement to be signed on its behalf by the undersigned in the State of Florida on March 22, 2000.

                           Registrant: Power Save International, Inc.

                           /s/ Scott Balmer
                               Scott Balmer
                               Chairman and Director

                           POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott Balmer with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                    TITLE                    DATE

/s/ Burton D. O'Donald       Director and CEO         March 16, 2000
Burton D. O'Donald

/s/ Raymond H. Bolduc II     President, COO, CFO      March 16, 2000
Raymond H. Bolduc II

/s/ Victor V. Vurpillat      VP, Aquisitions          March 16, 2000
Victor V. Vurpillat

/s/ Mary Jane Balmer         Director, Interim        March 16, 2000
Mary Jane Balmer             Secretary and Treasurer
